UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            COLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:


     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:


    ----------------------------------------------------------------------------

     (5) Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

            This filing may contain "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the merger will not be completed; fluctuations in exchange rates; economic and weather factors affecting consumer spending; the ability to successfully introduce and market new products; the ability to effectively integrate recently acquired businesses; the ability to successfully launch initiatives to increase sales and reduce costs; the availability of correction alternatives to prescription eyeglasses; risks associated with potential adverse consequences of last year's restatement of Cole National's financial statements, including those resulting from litigation or government investigations; restrictions or curtailment of Cole National's credit facility and other credit situations; costs and other effects associated with the California litigation; the expiration, amendment or renewal of Cole National's agreement with Target Corporation; the seasonality of Cole National's business, including the results of Things Remembered, which is highly dependent on the fourth quarter holiday season; Cole National's relationships with host stores and franchisees; and other political, economic and technological factors and other risks referred to in the respective companies' filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and neither Luxottica nor Cole National assumes any obligation to update them.

            Cole National will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by Cole National with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Cole National will be available free of charge from the company.

            Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

The following is a press release issued by Luxottica Group S.p.A. and the Company on January 26, 2004:

[GRAPHIC OMITTED]                                         [GRAPHIC OMITTED]

 LUXOTTICA GROUP                                            COLE NATIONAL


                    LUXOTTICA GROUP TO ACQUIRE COLE NATIONAL
                              FOR $22.50 PER SHARE


MILAN, ITALY AND CLEVELAND, OHIO, JANUARY 26, 2004 - LUXOTTICA GROUP S.P.A. (NYSE: LUX; MTA: LUX), and COLE NATIONAL CORPORATION (NYSE: CNJ), today jointly announced that they have entered into a definitive merger agreement with the unanimous approval of the Boards of Directors of both companies. Under the agreement, Luxottica Group will acquire all of the outstanding shares of Cole National for a cash purchase price of $22.50 per share, together with the purchase of all outstanding options and similar equity rights at the same price per share, less their respective exercise prices, for a total purchase price of approximately $401 million.

Leonardo Del Vecchio, Chairman of Luxottica Group, commented: "This acquisition is a natural strategic move for Luxottica, as the addition of Cole National retail operations and brands gives us the opportunity to enhance our North American retail market offerings in product categories complementary to our LensCrafters and Sunglass Hut International operations. Moreover, we are eager to welcome Cole National into our Group, as we have been keen observers of its business turnaround and impressed with the accomplishments of its associates, franchisees, and affiliated doctors of optometry. It is these people who have driven the value created at Cole National, and we look forward to working with them. In addition, through the combination of Cole National with our retail and manufacturing operations, we expect to achieve significant synergies for the benefit of our customers and shareholders."

Larry Pollock,  President and Chief Executive Officer of Cole National,  stated:
"During the past several months, a special committee of our Board has thoroughly examined a range of strategic options for our future. Our Board has decided that a combination with Luxottica, in addition to providing fair value for our shareholders, represents an excellent partner for Cole National associates, franchisees and affiliated doctors of optometry. We will have increased financial strength, greater resources to grow our brands, and new opportunities to build managed care relationships, all of which will benefit our associates, customers, and host partners."

The merger is subject to the approval of Cole National's stockholders and the satisfaction of other customary conditions, including compliance with applicable antitrust clearance requirements. Therefore, the transaction is expected to close in the second half of 2004. Accordingly Luxottica Group noted that the transaction is expected to have only a marginal impact on its net earnings for the year.

Luxottica Group will fund the payment of the purchase price and transaction costs from cash flow and credit facilities to be available at the closing. At Luxottica Group's request, Mr. Pollock has entered into an agreement with Luxottica Group to vote his shares in favor of the merger.

Luxottica Group's financial advisor on the transaction is Goldman Sachs & Co., and its legal advisor is Winston & Strawn LLP. Cole National's financial advisor on the transaction is Lehman Brothers Incorporated, and its legal advisor is Wachtell, Lipton, Rosen & Katz.

Cole National will hold a conference call to discuss the proposed transaction with the Investment Community today, at 10:00 A.M., EST, 4:00 p.m., CET, 3:00 p.m., GMT. Analysts and investors in the U.S. should call 888-423-3281. Analysts and investors from outside the U.S. should call 612-332-1210. To ensure access to the call, analysts and investors are encouraged to dial the above numbers at least fifteen minutes prior to start time. On the call Larry Pollock, President and Chief Executive Officer of Cole National, will give a brief presentation on the transaction, followed by a question and answer session. One or more members of Luxottica Group's senior management will participate in the call and be available to answer questions for Luxottica Group relating to the transaction. Members of the media will be allowed on the call in a "listen only" mode. The conference call will also be webcast at WWW.COLENATIONAL.COM and at www.streetevents.com. A replay of the telephone conference call will be available from 2 p.m. on Monday, January 26, through 5 P.M. on Monday, February 2, 2004, by dialing 800-475-6701 in the U.S. or 320-365-3844 for international callers. The access code for the replay will be 719237#.

Luxottica Group will hold its own conference call on January 30, 2004, at 8:00 a.m., EST, 2:00 p.m., CET, 1:00 p.m., GMT. to discuss fourth quarter results and the proposed transaction. If you would like to participate in this conference call, please contact Paola Lucardini of Luxottica Group at +39 (02) 8633-4665 to RSVP and receive the pertinent information. For callers from the U.S., please contact Alex Fudukidis of Breakstone & Ruth at (+1) 646-536-7012.
A replay of the conference call will be made available from Friday, January 30, through Monday, February 9, 2004.


--------------------------------------------------------------------------------

ABOUT LUXOTTICA GROUP S.P.A.

--------------------------------------------------------------------------------

Luxottica Group is the world leader in the design, manufacture, marketing and distribution of prescription frames and sunglasses in mid- and premium-priced categories. The Group's products are designed and manufactured in its six facilities in Italy and one in the People's Republic of China. The lines manufactured by Luxottica Group include over 2,450 styles in a wide array of colours and sizes and are sold through 21 wholly-owned subsidiaries in the United States, Canada, Italy, France, Spain, Portugal, Sweden, Germany, the United Kingdom, Brazil, Switzerland, Mexico, Belgium, Argentina, South Africa, Finland, Austria, Norway, Japan, Hong Kong and Australia; two 75%-owned subsidiaries in Israel and Poland; a 70%-owned subsidiary in Greece; three 51%-owned subsidiaries in the Netherlands, Turkey and Singapore, one 49%-owned subsidiary in the Arab Emirates and one 44%-owned subsidiary in India.

In September 2003, Luxottica Group acquired OPSM, the leading eyewear retailer in Australia. In March 2001, Luxottica Group acquired Sunglass Hut International, a leading sunglass retailer with approximately 1,900 stores worldwide. This followed the acquisitions of Bausch & Lomb sunglass business, which includes the prestigious Ray-Ban(R), Revo(R), ArnetteTM and Killer Loop(R) brands, in June 1999, and LensCrafters, the largest optical retail chain in North America, in May 1995. For fiscal 2002, Group net sales improved year-over-year by 2.2 percent to EUR 3,132.2 million and net income by 17.6 percent to EUR 372.1 million. Additional information on the company is available on the web at WWW.LUXOTTICA.COM.
              -----------------


--------------------------------------------------------------------------------

ABOUT COLE NATIONAL

--------------------------------------------------------------------------------

Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,480 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal, Russia and Sweden.

Cole National will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the company.

Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the SEC.


--------------------------------------------------------------------------------

SAFE HARBOR STATEMENT

--------------------------------------------------------------------------------

Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the merger will not be completed, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in the respective companies' filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and neither Luxottica Group nor Cole National assumes any obligation to update them.

                                      # # #

CONTACTS
--------------------------------------------------------------------------------

LUXOTTICA GROUP S.P.A.                          COLE NATIONAL CORPORATION
Sabina Grossi, Director, Investor Relations     Joseph Gaglioti
Alessandra Senici, Investor Relations           Tel.: +1 330-486-3100
Tel.: +39-02-8633-4665
E-mail: ALESSANDRASENICI@LUXOTTICA.COM          KEKST AND COMPANY
        ------------------------------          Victoria Weld/Ruth Pachman
                                                Tel.: +1 212-521-4800

IN THE U.S:
----------

BREAKSTONE & RUTH INTERNATIONAL
Alexander Fudukidis
Tel.:  +1 646-536-7012
E-mail:  AFUDUKIDIS@BREAKSTONERUTH.COM
         -----------------------------

The following are communications sent by the Company to its employees on January 26, 2004:

                                [GRAPHIC OMITTED]

                                  COLE NATIONAL

                                                      January 26, 2004
To:   All Cole National Associates

Dear Fellow Associate:

Earlier today, in a joint press release, we announced that Cole National has entered into a Merger Agreement with Luxottica. In the merger, all outstanding Cole National shares will be acquired at $22.50 per share and all outstanding Cole National options will be acquired for the same amount less their exercise prices. A copy of that press release is attached.

As you know, on October 8th of last year we announced that we had received an offer from an undisclosed third party to acquire the company for $19.65 per share and that our Board of Directors had formed a special committee to review all of our strategic options. The special committee has thoroughly examined a wide array of possible strategic options for Cole National and has invested considerable time and careful analysis evaluating which of these options would best serve the interests of our many constituents, including our associates, our customers and our shareholders.

Today, I am pleased to report that your Board of Directors has unanimously agreed that a combination with Luxottica represents the best strategic option for Cole National. I am also very pleased to report that Luxottica, which was the unnamed bidder last October, has increased its offer for Cole National by 15% during this process. I believe the increase in the offer price reflects Luxottica's greater understanding of the inherent value of our company and the accomplishments of our associates, franchisees and affiliated doctors of optometry, developed over the past several months of discussion. It is our people who have driven value for this transaction.

Luxottica represents an excellent strategic partner for Cole National, and this transaction will create many increased future opportunities for our company. Both companies share a commitment to customer service and first-rate product offerings. The merger with Luxottica will increase our financial strength, thus improving our ability to invest in Cole National's businesses. The combination will also provide both companies with greater resources to continue the growth of our respective brands and continue to provide our customers with great selection and outstanding service. Over the long term, I believe this combination will generate real value for both companies and all their constituents.

But, today's announcement is only the first step in the process, and there is much to do between now and the time that the merger is complete. Most importantly, we must stay focused on our customers - continuing to provide them with first-class products and services in all of our businesses. Our people are the best in the industry. Luxottica recognizes that and is interested in building on the momentum we have established over the past few years.

I know this announcement will raise many questions for you, including: Where will we fit in the Luxottica structure? Will there be changes at the management level? Will reporting lines change? How will day-to-day operations be affected? However, it's premature to be addressing these issues because this transaction is not expected to close until the second half of 2004, until which time nothing will change in our day-to-day operations.

As this process unfolds and further information becomes available, I will communicate with you regularly. In addition, I have enclosed a Q&A that addresses some of the questions you may have.

So, it is important for you to realize that today's news is the first step in a process. YOU will continue to play an important part in the future of our business throughout this process. YOU have demonstrated a "can do" and "winning" attitude during these past months of distraction, and I appreciate that immensely. I need YOU to keep up your good work and to continue with your focus on the customer - doing that which you do so very well each and every day.

Given expected interest in today's announcement, please remember our long-standing policy about handling calls from investors and the media. Please direct all outside, non-customer calls to Joe Gaglioti, VP & Treasurer, at 330-486-3000 or at JosephGaglioti@ColeNational.com. For internal questions, we have a number of resources available as well. Please contact your supervisor, division president or the Human Resources Department with your questions or email them to our new employee hotline at Q&A@COLENATIONAL.COM and you will receive a prompt response.

Regards,

/s/ Larry Pollock

Larry Pollock
President & C.E.O.

COLE NATIONAL WILL FILE A PRELIMINARY AND DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED MERGER WITH THE SECURITIES AND EXCHANGE COMMISSION. ITS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND OTHER DOCUMENTS FILED BY COLE NATIONAL WITH THE SEC AT THE SEC'S WEBSITE, WWW.SEC.GOV. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY COLE NATIONAL WILL BE AVAILABLE FREE OF CHARGE FROM THE COMPANY.

COLE NATIONAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN OTHER OF ITS EMPLOYEES MAY BE SOLICITING PROXIES FROM STOCKHOLDERS OF COLE NATIONAL IN FAVOR OF THE PROPOSED TRANSACTION. INFORMATION CONCERNING THE PARTICIPANTS IN THE PROXY SOLICITATION WILL BE SET FORTH IN THE PROXY STATEMENT WHEN IT IS FILED WITH THE SEC.

[GRAPHIC OMITTED]                                         [GRAPHIC OMITTED]

 LUXOTTICA GROUP                                            COLE NATIONAL


                    LUXOTTICA GROUP TO ACQUIRE COLE NATIONAL
                              FOR $22.50 PER SHARE


MILAN, ITALY AND CLEVELAND, OHIO, JANUARY 26, 2004 - LUXOTTICA GROUP S.P.A. (NYSE: LUX; MTA: LUX), and COLE NATIONAL CORPORATION (NYSE: CNJ), today jointly announced that they have entered into a definitive merger agreement with the unanimous approval of the Boards of Directors of both companies. Under the agreement, Luxottica Group will acquire all of the outstanding shares of Cole National for a cash purchase price of $22.50 per share, together with the purchase of all outstanding options and similar equity rights at the same price per share, less their respective exercise prices, for a total purchase price of approximately $401 million.

Leonardo Del Vecchio, Chairman of Luxottica Group, commented: "This acquisition is a natural strategic move for Luxottica, as the addition of Cole National retail operations and brands gives us the opportunity to enhance our North American retail market offerings in product categories complementary to our LensCrafters and Sunglass Hut International operations. Moreover, we are eager to welcome Cole National into our Group, as we have been keen observers of its business turnaround and impressed with the accomplishments of its associates, franchisees, and affiliated doctors of optometry. It is these people who have driven the value created at Cole National, and we look forward to working with them. In addition, through the combination of Cole National with our retail and manufacturing operations, we expect to achieve significant synergies for the benefit of our customers and shareholders."

Larry Pollock,  President and Chief Executive Officer of Cole National,  stated:
"During the past several months, a special committee of our Board has thoroughly examined a range of strategic options for our future. Our Board has decided that a combination with Luxottica, in addition to providing fair value for our shareholders, represents an excellent partner for Cole National associates, franchisees and affiliated doctors of optometry. We will have increased financial strength, greater resources to grow our brands, and new opportunities to build managed care relationships, all of which will benefit our associates, customers, and host partners."

The merger is subject to the approval of Cole National's stockholders and the satisfaction of other customary conditions, including compliance with applicable antitrust clearance requirements. Therefore, the transaction is expected to close in the second half of 2004. Accordingly Luxottica Group noted that the transaction is expected to have only a marginal impact on its net earnings for the year.

Luxottica Group will fund the payment of the purchase price and transaction costs from cash flow and credit facilities to be available at the closing. At Luxottica Group's request, Mr. Pollock has entered into an agreement with Luxottica Group to vote his shares in favor of the merger.

Luxottica Group's financial advisor on the transaction is Goldman Sachs & Co., and its legal advisor is Winston & Strawn LLP. Cole National's financial advisor on the transaction is Lehman Brothers Incorporated, and its legal advisor is Wachtell, Lipton, Rosen & Katz.

Cole National will hold a conference call to discuss the proposed transaction with the Investment Community today, at 10:00 A.M., EST, 4:00 p.m., CET, 3:00 p.m., GMT. Analysts and investors in the U.S. should call 888-423-3281. Analysts and investors from outside the U.S. should call 612-332-1210. To ensure access to the call, analysts and investors are encouraged to dial the above numbers at least fifteen minutes prior to start time. On the call Larry Pollock, President and Chief Executive Officer of Cole National, will give a brief presentation on the transaction, followed by a question and answer session. One or more members of Luxottica Group's senior management will participate in the call and be available to answer questions for Luxottica Group relating to the transaction. Members of the media will be allowed on the call in a "listen only" mode. The conference call will also be webcast at WWW.COLENATIONAL.COM and at www.streetevents.com. A replay of the telephone conference call will be available from 2 p.m. on Monday, January 26, through 5 P.M. on Monday, February 2, 2004, by dialing 800-475-6701 in the U.S. or 320-365-3844 for international callers. The access code for the replay will be 719237#.

Luxottica Group will hold its own conference call on January 30, 2004, at 8:00 a.m., EST, 2:00 p.m., CET, 1:00 p.m., GMT. to discuss fourth quarter results and the proposed transaction. If you would like to participate in this conference call, please contact Paola Lucardini of Luxottica Group at +39 (02) 8633-4665 to RSVP and receive the pertinent information. For callers from the U.S., please contact Alex Fudukidis of Breakstone & Ruth at (+1) 646-536-7012.
A replay of the conference call will be made available from Friday, January 30, through Monday, February 9, 2004.


--------------------------------------------------------------------------------

ABOUT LUXOTTICA GROUP S.P.A.

--------------------------------------------------------------------------------

Luxottica Group is the world leader in the design, manufacture, marketing and distribution of prescription frames and sunglasses in mid- and premium-priced categories. The Group's products are designed and manufactured in its six facilities in Italy and one in the People's Republic of China. The lines manufactured by Luxottica Group include over 2,450 styles in a wide array of colours and sizes and are sold through 21 wholly-owned subsidiaries in the United States, Canada, Italy, France, Spain, Portugal, Sweden, Germany, the United Kingdom, Brazil, Switzerland, Mexico, Belgium, Argentina, South Africa, Finland, Austria, Norway, Japan, Hong Kong and Australia; two 75%-owned subsidiaries in Israel and Poland; a 70%-owned subsidiary in Greece; three 51%-owned subsidiaries in the Netherlands, Turkey and Singapore, one 49%-owned subsidiary in the Arab Emirates and one 44%-owned subsidiary in India.

In September 2003, Luxottica Group acquired OPSM, the leading eyewear retailer in Australia. In March 2001, Luxottica Group acquired Sunglass Hut International, a leading sunglass retailer with approximately 1,900 stores worldwide. This followed the acquisitions of Bausch & Lomb sunglass business, which includes the prestigious Ray-Ban(R), Revo(R), ArnetteTM and Killer Loop(R) brands, in June 1999, and LensCrafters, the largest optical retail chain in North America, in May 1995. For fiscal 2002, Group net sales improved year-over-year by 2.2 percent to EUR 3,132.2 million and net income by 17.6 percent to EUR 372.1 million. Additional information on the company is available on the web at WWW.LUXOTTICA.COM.
              -----------------


--------------------------------------------------------------------------------

ABOUT COLE NATIONAL

--------------------------------------------------------------------------------

Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,480 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal, Russia and Sweden.

Cole National will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the company.

Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the SEC.


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

SAFE HARBOR STATEMENT

--------------------------------------------------------------------------------

Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the merger will not be completed, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in the respective companies' filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and neither Luxottica Group nor Cole National assumes any obligation to update them.

                                      # # #

CONTACTS
--------------------------------------------------------------------------------

LUXOTTICA GROUP S.P.A.                          COLE NATIONAL CORPORATION
Sabina Grossi, Director, Investor Relations     Joseph Gaglioti
Alessandra Senici, Investor Relations           Tel.: +1 330-486-3100
Tel.: +39-02-8633-4665
E-mail: ALESSANDRASENICI@LUXOTTICA.COM          KEKST AND COMPANY
        ------------------------------          VictoriaWeld/Ruth Pachman
                                                Tel.: +1 212-521-4800

IN THE U.S:
----------

BREAKSTONE & RUTH INTERNATIONAL
Alexander Fudukidis
Tel.:  +1 646-536-7012
E-mail:  AFUDUKIDIS@BREAKSTONERUTH.COM
         -----------------------------

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                                [GRAPHIC OMITTED]

                                  COLE NATIONAL
                                  -------------


                      ASSOCIATE FREQUENTLY ASKED QUESTIONS
                      ------------------------------------

1.   How will this transaction affect our day-to-day operations?

     This transaction is not expected to close until the second half of 2004, until which time nothing will change in our day-to-day operations, policies and procedures.

2. In evaluating "strategic options", did the Board consider just price or "softer" issues as well --such as culture, fit of businesses, job retention, etc?

     The Board of Directors considered a wide range of factors in determining the best strategic direction for the company's future. In that process, the Board determined that combining with Luxottica represents the best option. And the price Luxottica is paying reflects Luxottica's understanding of the value created by the accomplishments of Cole National's associates, franchisees, and affiliated doctors of optometry.

3.   Have there been any discussions about employee terminations?

     No. It is premature to be having those sorts of discussions since this transaction will not close until the second half of 2004.

4.   If there are job cuts will there be severance paid?

     Yes. Luxottica has agreed to maintain appropriate benefits, including severance programs that are in line with Cole National's existing severance programs.

5. Will the brand names change? Will the Cole National name continue to be used?

     Luxottica considers our brand names to be complementary to Luxottica's and has said it will work with Cole National management to develop integration plans in due course.

6.   Will there be changes in top management?

     Luxottica has said Cole National management is one of the best in the industry and that during their due diligence they had the opportunity to appreciate the breadth and depth of management's skills and experience.

7.   Will Cole National's HQ in Twinsburg, Ohio be eliminated?

     No decision has been made about the Twinsburg facilities, but Luxottica has said it will discuss integration plans with Cole National management at the appropriate time.

8.   Will the Cole National labs change?

     Luxottica expects to leverage the strengths of both business models and to take advantage of Cole National's labs, which they consider world-class.

9.   How will this affect franchisees?

     Luxottica recognizes Pearle is among the most successful franchised companies in optical retailing. Luxottica has said it looks forward to working with franchisees, who should benefit from the merger and our enhanced product offering.

10.  How will this affect independent doctors of optometry?

     We believe that the independent doctors of optometry will benefit by way of the opportunities to be created in the combined entity.

11. What is the plan for Things Remembered? Are you going to sell Things Remembered?

     Things Remembered is a profitable stand-alone business with additional potential for development and Luxottica has said it has no current plans to sell the division.

12.  Is there a hiring freeze?

     No. It is business as usual in all of our business units.

13.  Will my benefits change? Is my pension ok?

     Luxottica has agreed to maintain benefits for Cole National employees at a comparable level to our existing benefits for two years after the closing of the merger. And, any vested pension benefit you have earned as of the time of the merger is yours.

14.  When the transaction closes, will employee stock options vest?

     Yes, and each option will be cancelled at the closing in exchange for a payment equal to the excess, if any, of $22.50 over the per share exercise price of the option, times the number of shares subject to the option. Such payment will be reduced by applicable withholding.

15.  What about the Employee Stock Purchase Plan?

     There is no immediate change in the Employee Stock Purchase Plan. If you are currently a participant in the plan, you can continue to participate and the current offering period will continue as previously communicated. When the merger closes, each participant in the Employee Stock Purchase Plan will receive an amount equal to $22.50 times the number of whole and fractional shares that would have been purchased by such employee had the purchase period ended immediately prior to the closing of the merger.

16. What about restricted stock units, restricted shares and rights to receive shares?

     At the closing of the transaction, each restricted stock unit, restricted share and right to receive shares under Cole National's Non-Employee Director and Employee Deferred Compensation Plan will be vested and cashed out at $22.50.

17.  What if I have Cole National Stock in my 40l(k) Plan?

     Shares held in the 401(k) Plan at the time the merger is completed are considered outstanding and the holder will receive the merger price of $22.50 per share.

18.  What if I have stock certificates or own stock on my own?

     You will be entitled to receive $22.50 per share for the shares you own at the time the merger is completed.

19.  Does this announcement affect franchisees, hosts, or providers in any way?

     No. At this point, nothing at all changes. When and if something changes, we will inform franchisees, hosts, and providers immediately.